Exhibit 10.4

TERMINATION AND PAYOFF AGREEMENT

This Termination and Payoff Agreement (the “Agreement”), dated as of March 26, 2007, is made by and among Liberman Broadcasting, Inc., a Delaware corporation (the “Company”), LBI Holdings I, Inc., a California corporation (“Holdings I”) and the several purchasers named on the signature pages hereto (the “Purchasers”), and solely with respect to the Voting Agreement (as defined below), Lenard Liberman, and Jose Liberman, individually and as Trustee of the Liberman Trust dated 11/07/02.

WHEREAS, Holdings I and the Purchasers are party to that certain Securities Purchase Agreement dated March 20, 2001, as amended by the First Amendment to Securities Purchase Agreement, Warrant Agreement and Subordination and Intercreditor Agreements dated as of July 9, 2002 and as further amended by the Second Amendment to Securities Purchase Agreement, Warrant Agreement and Subordination and Intercreditor Agreement dated as of October 10, 2003 and as further amended by the Third Amendment to Securities Purchase Agreement and Subordination and Intercreditor Agreement dated as of May 8, 2006 (as so amended, the “Securities Purchase Agreement”);

WHEREAS, Holdings I has previously executed and delivered a Junior Subordinated Note to each Purchaser dated March 20, 2001, as amended by an Allonge to Note dated October 10, 2003 and as otherwise amended from time to time on or prior to the date hereof (as so amended, the “Notes”);

WHEREAS, Holdings I and the Purchasers are party to that certain Warrant Agreement dated March 20, 2001, as amended by the First Amendment to Securities Purchase Agreement, Warrant Agreement and Subordination and Intercreditor Agreements dated as of July 9, 2002, and as further amended by the Second Amendment to Securities Purchase Agreement, Warrant Agreement and Subordination and Intercreditor Agreement dated as of October 10, 2003, and as otherwise amended from time to time on or prior to the date hereof (as so amended, the “Warrant Agreement”);

WHEREAS, Holdings I has previously executed and delivered a Warrant Certificate to each Purchaser dated March 20, 2001, as amended by an Allonge to Warrant dated October 10, 2003 and as otherwise amended from time to time on or prior to the date hereof (as so amended, the “Warrants”);

WHEREAS, Holdings I, the Company and each Purchaser have entered into an Irrevocable Instruction and Agreement dated as of May     , 2004 (the “Instructions”), as amended by that certain Side Letter dated August      2004, that certain Side Letter dated December     , 2004, that certain Side Letter dated December 30, 2005, and that certain Side Letter dated December 31, 2006, each as amended from time to time on or prior to the date hereof (as so amended, collectively, the “Side Letters”);

WHEREAS, the Purchasers have previously executed and delivered to Holdings I and the Company certain documents which are being held in escrow pursuant to the terms of the Instructions and the Side Letters, including certain Consents to Assumption Agreement, a termination agreement (which in no way shall be construed to include this Agreement), Elections to Purchase, Elections to Convert, Notes and Allonges to Notes, and Warrants and Allonges to Warrants (collectively, the “Escrowed Documents”);

WHEREAS, Holdings I, the Purchasers, Lenard Liberman, and Jose Liberman and the Liberman Trust dated November 7, 2002 are party to that certain Voting and Co-Sale Agreement dated March 20, 2001, as amended from time to time on or prior to the date hereof (as so amended, the “Voting Agreement”; collectively with the Securities Purchase Agreement, the Notes, the Warrant Agreement, the Warrants, the Instructions, the Side Letters and the Escrowed Documents, the “Alta Agreements”);

WHEREAS, in connection with the merger of Holdings I with and into the Company, with the Company surviving such merger (the “Merger”) which shall be consummated in accordance with that certain Agreement and Plan of Merger (the “Merger Agreement”), the Company will assume all the obligations of Holdings I under the Alta Agreements pursuant to the Merger and pursuant to that certain Assumption Agreement (the “Assumption Agreement”);

WHEREAS, Holdings I, the Purchasers and Credit Suisse, Cayman Islands Branch (as successor to Fleet National Bank), as administrative agent (the “Senior Agent”) for the lenders under certain senior credit agreements, have entered into that certain Subordination and Intercreditor Agreement, dated March 20, 2001, as amended from time to time on or prior to the date hereof (as so amended, the “Subordination Agreement”);

WHEREAS, the Purchasers and the Senior Agent have entered into that certain Investor Subordination Agreement, dated March 20, 2001, as amended from time to time on or prior to the date hereof (as so amended, the “Investor Subordination Agreement”, and together with the Subordination Agreement, the “Alta Subordination Agreements”);

WHEREAS, each Purchaser has irrevocably agreed to the payment in full of all obligations of Holdings I and the Company under the Notes, the Warrants and each of the other Alta Agreements and the redemption of all of its Notes and the repurchase of all of its Warrants on the terms and conditions set forth herein concurrently with the Merger and the closing of the Private Equity Investment (as defined below);

WHEREAS, subject to Sections 1 and 4 hereof, the Company, the Purchasers and the other parties to the Alta Agreements desire to terminate each Alta Agreement immediately upon the closing of the investments contemplated by that certain Investment Agreement among the Company, OCM Principal Opportunities Fund III, L.P., OCM Principal Opportunities Fund IIIA, L.P., OCM Principal Opportunities Fund IV (AIF) Delaware, L.P., OCM Opps Broadcasting, LLC, Tinicum Capital Partners II, L.P., Tinicum Capital Partners II Parallel Fund, L.P., and each of the stockholders of the Company listed on the signature pages thereto (the “Private Equity Investment”); and

WHEREAS, Holdings I, LBI Media, Inc., and the Purchasers desire to terminate each Alta Subordination Agreement to which it is a party upon or 91 days following the payment of the Payoff Amount (as defined below), as the case may be, to the Purchasers, as set forth in Section 3 hereof.

In consideration of the foregoing recitals, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Termination of Alta Agreements. Effective upon the payment to each Purchaser, via wire transfer to each Purchaser’s account designated on Schedule A attached hereto, of (i) an amount equal to the outstanding principal under their respective Note plus the accrued and unpaid interest as of March 30, 2007 plus per diem interest of $12,408.75 accruing thereafter to the date of payment (i.e. the date on which the Company has sent outgoing wires) plus estimated legal fees under the Alta Agreements, all as set forth in more detail on Schedule A attached hereto and made a part hereof, plus (ii) an amount equal to the applicable warrant payoff amount set forth in Schedule A attached hereto, provided that if the date of payment occurs after March 30, 2007, the applicable warrant payoff amount shall be adjusted to reflect the debt amounts as of the date of payment, except with respect to the cash and revolver amounts which shall be calculated as of the Friday prior to the date of payment, and such applicable warrant payoff amount shall represent the amount pursuant to which the Company is repurchasing all of the Warrants of the applicable Purchaser in full (the sum of (i) and (ii) being collectively the “Payoff Amount”), and subject to Section 4 below, each Alta Agreement will be terminated and be of no further force and effect and each Purchaser will from time to time execute such documents and instruments, and take such other actions, in each case as the Company shall reasonably request, to evidence such termination and the satisfaction of the obligations of the Company and Holdings I under the Alta Agreements. The payment of the Payoff Amount to the Purchasers shall represent (i) the payment in full of all obligations of Holdings I and the Company under the Notes, the Warrants and each of the other Alta Agreements and (ii) the redemption of all of the Notes and the repurchase of all of the Warrants. The payment of the Payoff Amount shall occur promptly after (and in no event shall the Company have sent outgoing wires representing the Payoff Amount to the Purchasers later than on the same day as) the consummation of the Merger and the Private Equity Investment. Notwithstanding anything to the contrary set forth herein, neither Holdings I nor the Company nor any of their respective subsidiaries shall be required to consummate the Private Equity Investment, the Merger, the Entity Conversion or, unless the Private Equity Investment has been consummated, the payment of the Payoff Amount. If the Private Equity Investment shall not have occurred by April 15, 2007, (i) this sentence, Section 5, Section 8 (other than clause (ii) thereof and the last sentence of Section 8), Section 9, Section 11 and Section 12 shall continue in full force and effect, and (ii) the remaining provisions of this Agreement shall terminate automatically without any action on the part of any of the parties hereto.

2. Return of Escrowed Documents. Upon the effectiveness of the termination of the Alta Agreements (including the Escrowed Documents) as set forth in Section 1 above, the signature pages to each of the Escrowed Documents shall be returned to the party executing the document, or cancelled, as requested by such party. Each party shall be presumed to have requested its signature pages cancelled rather than returned unless prior to the date of this Agreement, such party shall have notified the Company or Holdings I otherwise in writing. Returning documents to Alta or its counsel shall be presumed to be the same as returning documents to any Purchasers.

3. Termination of the Alta Subordination Agreements. The Subordination Agreement shall terminate on the 91st day after the receipt by the Purchasers of the Payoff Amount, so long as no Reorganization (as defined in the Subordination Agreement) proceeding has been initiated prior to such 91st day, without any further action by any Person (it being understood that the Merger and the Entity Conversion (as defined below) shall not, in any event, be deemed to be Reorganization proceedings). The Investor Subordination Agreement shall terminate upon the receipt by the Purchasers of the Payoff Amount without any further action by any Person. Each party hereto hereby acknowledges that, unless this Section is terminated as described in the last sentence of Section 1, each of the Senior Agent and the lenders party to the senior credit agreements referred to in the ninth WHEREAS clause above, may rely on the provisions of this Section 3 as an intended third-party beneficiary thereof as if it were a party to this Agreement solely for purposes of this Section 3.

4. Survival. Notwithstanding anything to the contrary herein, (i) the representations and warranties set forth in Article IV of the Securities Purchase Agreement, (ii) Articles XVII and XIX of the Securities Purchase Agreement; provided, however, clause (a) in the second paragraph of Article XVII shall not be applicable on and after the date hereof, and (iii) the representations and warranties by the Purchasers in the Warrant Agreement, in each case together with related definitions, shall survive the termination of such agreements.

5. Representation By All Parties. In order to induce each of the other parties hereto to enter into this Agreement, each party hereto represents and warrants to each of the other parties hereto that the following statements are true, correct and complete:

(a)	Corporate Power and Authority. Such party has all requisite corporate or partnership power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

(b)	Authorization of Agreements. The execution and delivery of this Agreement and the performance of this Agreement have been duly authorized by all necessary corporate or partnership action on the part of such party.

(c)	No Conflict. The execution and delivery by such party of this Agreement and the performance by such party of this Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such party, the articles and bylaws or the partnership agreement or any other organizational documents of such party, or any order, judgment or decree of any court or other agency of the government of the United States binding on such party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such party, or (iii) require any approval of stockholders or any approval or consent of any person or entity under any contractual obligation of such party, except where applicable approvals or consents have been obtained.

(d)	Governmental Consents. The execution and delivery by such party of this Agreement and the performance by such party of this Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any U.S. federal, state, provincial or other governmental authority or regulatory body.

(e)

Binding Obligation. This Agreement has been duly executed and delivered by such party and this Agreement is the legally valid and binding obligations of such party enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

6. Representation By the Purchasers. In order to induce each of the other parties hereto to enter into this Agreement, each Purchaser hereto represents and warrants to each of the other parties hereto that each Purchaser is the original Purchaser under the Securities Purchase Agreement and each Purchaser is a lender actively and regularly engaged in the business of making loans.

7. Confirmation of Tax Allocation. The Company hereby ratifies and confirms that this Agreement shall not amend or otherwise alter the allocation of issue price of $29,500,000 to the Notes and $500,000 to the Warrants as set forth in the original Securities Purchase Agreement dated March 20, 2001.

8. Acknowledgement. The Purchasers hereby acknowledge and agree that (i) whether or not the Private Equity Investment closes and/or the payment of the Payoff Amount occurs, the Company and its Subsidiaries are permitted to enter into the documents relating to, and are permitted to consummate under the Alta Agreements, (A) the conversion of LBI Media, Inc.’s Subsidiaries listed in Part I of Schedule B hereto from California corporations to California limited liability companies and (B) the merger of LBI Media, Inc.’s Subsidiaries listed in Part II of Schedule B hereto with newly-formed Delaware limited liability companies that are the surviving companies in such mergers and that are wholly-owned direct or indirect Subsidiaries of LBI Media, Inc., (such transactions, collectively, the “Entity Conversion”) and (ii) in connection with the Private Equity Investment but subject to the obligations of the Company to pay the Payoff Amount as set forth in Section 1 hereof, the Company and its Subsidiaries are permitted to enter into the documents relating to, and are permitted to consummate, the Private Equity Investment and the Merger under the Alta Agreements. Subject to the obligation of the Company to pay the Payoff Amount as set forth in Section 1 hereof, the Purchasers will not exercise their Warrants.

9. Amendment to Securities Purchase Agreement. Holdings I, the Company and each Purchaser hereby agree that as of the date hereof, the Securities Purchase Agreement shall be amended by replacing the reference to the phrase “(the ‘Company’)” appearing in the first paragraph of the Securities Purchase Agreement with the phrase “(together with its successors, the ‘Company’)”.

10. Consent and Waiver. Subject to the obligations of the Company to pay the Payoff Amount as set forth in Section 1 hereof, each of the Purchasers hereby (i) irrevocably consents to the Merger, (ii) irrevocably consents to the assignment to, and assumption by the Company of the Alta Agreements and the Subordination Agreement and the rights, liabilities and obligations arising thereunder as set forth in the Assumption Agreement, and (iii) waives any breach or event of default arising under the Alta Agreements or the Alta Subordination Agreements as a result of the transactions contemplated by the Merger Agreement or the Assumption Agreement.

11. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Signatures sent by facsimile or pdf file shall constitute originals.

12. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement is made and entered into as of the date first above written.

LIBERMAN BROADCASTING, INC.,
a Delaware corporation

By:	/s/ Lenard Liberman
Name:	Lenard Liberman
Title:	Executive Vice President

LBI HOLDINGS I, INC., a California corporation

By:	/s/ Lenard Liberman
Name:	Lenard Liberman
Title:	Executive Vice President

S-1	(Termination Agreement)

PURCHASERS:

ALTA COMMUNICATIONS VIII, L.P.

By:	Alta Communications VIII Managers, LLC, its General Partner

By:	/s/ Eileen McCarthy Member
Name:	Eileen McCarthy, Member
Title:

ALTA-COMM VIII S BY S, LLC

By:	/s/ Eileen McCarthy Member
Name:	Eileen McCarthy, Member
Title:

ALTA COMMUNICATIONS VIII-B, L.P.

By:	Alta Communications VIII Managers, LLC, its General Partner

By:	/s/ Eileen McCarthy Member
Name:	Eileen McCarthy, Member
Title:

ALTA VIII ASSOCIATES, LLC

By:	Alta Communications, Inc.

By:	/s/ Eileen McCarthy Member
Name:	Eileen McCarthy, Member
Title:

CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM

By:	/s/ Christopher J. Allman
Name:	Christopher J. Allman
Title:	Chief Investment Officer

S-2	(Termination Agreement)

BANCBOSTON INVESTMENTS INC.

By:	/s/ Matthew G. Frazier
Name:	Matthew G. Frazier
Title:	Vice President

UNIONBANCALEQUITIES, INC.

By:	/s/ J. Kevin Sampson
Name:	J. Kevin Sampson
Title:	Senior Vice President

S-3	(Termination Agreement)

SOLELY WITH RESPECT TO THE VOTING AGREEMENT:

/s/ Lenard D. Liberman
LENARD D. LIBERMAN

/s/ Jose Liberman
Jose Liberman, individually and as Trustee of the Liberman Trust dated 11/07/02

S-4	(Termination Agreement)